ASPEN INSURANCE HOLDINGS LIMITED

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this quarterly report on Form 10-Q of Aspen Insurance Holdings Limited (the “Company”) for the three months ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Christopher O’Kane as Chief Executive Officer of the Company and Richard Houghton as Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Christopher O’Kane
Name:     Christopher O’Kane
Title: Chief Executive Officer
Date: August 4, 2009

By:	/s/ Richard Houghton
Name:     Richard Houghton
Title: Chief Financial Officer
Date: August 4, 2009

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.